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                         GRUBB & ELLIS COMPANY AND SUBSIDIARIES
                        EXHIBIT (11) STATEMENT RE COMPUTATION OF
                              PER SHARE EARNINGS - FORM 10-Q
                               for the three-months ended
                               September 30, 1996 and 1995
                                       (Unaudited)
                  (in thousands, except for shares and per share amounts)


                                                 Three Months
                                               Ended September 30,
                                             -----------------------
                                               1996            1995
                                             --------        -------
Primary income (loss) per share applicable to Common Stock:

Weighted average common
  shares outstanding                        8,916,567       8,814,832
                                            ---------       ---------

Net income                                  $   1,296       $     596

Earnings applicable to Preferred Stock           (795)           (723)
                                            ---------       ---------

Net income (loss) applicable to Common
        Stockholders                        $     501       $    (127)
                                            ---------       ---------

Net income (loss) per common share
  and equivalents applicable to
  Common Stock                              $     .06       $    (.01)
                                            ---------       ---------

Fully-diluted income (loss) per share
  applicable to Common Stock:

Weighted average common shares outstanding  8,916,567       8,814,832
                                            ---------       ---------

Net income (loss)                           $     501       $    (127)
                                            ---------       ---------

Net income (loss) per common share and
  equivalents applicable to Common Stock    $     .06       $    (.01)
                                            ---------       ---------



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